Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos.  333-281723 and 333-279459) of Hitek Global Inc. (the “Registrant”) of our report dated April 24, 2026, relating to the consolidated financial statements of Hitek Global Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, appearing in the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2025.

/s/ Wei, Wei & Co., LLP

Flushing, New York

April 24, 2026